                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 14, 1997, accompanying the consolidated financial statements included in the Annual Report of A.S.V., Inc. on Form 10-KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of A.S.V., Inc. on Forms S-8 (File No. 33-94248, effective June 30, 1995 and File No. 33-94250, effective July 3, 1995).



                                                          /s/ GRANT THORNTON LLP



Minneapolis, Minnesota
March 24, 1997